UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2018

Hickok Incorporated

(Exact Name of Registrant as Specified in Charter)

Ohio	0-147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 541-8060

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into Material Definitive Agreement.

Effective July 1, 2018, Hickok Incorporated, an Ohio corporation (the “Company”), completed the acquisition (the “Transaction”) of all of the issued and outstanding shares of capital stock (the “Shares”) of CAD Enterprises, Inc., an Arizona corporation (“CAD”), pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”) entered into as of July 5, 2018 by and among the Company, the sellers named therein (the “Sellers”) and the Sellers’ representative named therein (the “Sellers’ Representative”). Upon the closing of the Transaction, the Shares were transferred and assigned to the Company in consideration of the payment by the Company of an aggregate purchase price of $21 million, $12 million of which was payable in cash at closing with the remainder paid in the form of a subordinated note, as more fully described on Form 8-K filed with the Commission on July 6, 2018.

In connection with Transaction, on July 5, 2018, the Company entered into an amendment to its Credit Agreement with JPMorgan Chase Bank, N.A. dated June 1, 2017 (as amended, the “Credit Agreement”) and funded a portion of the purchase price of the Transaction with borrowings under the Credit Agreement. The amendment revised the Credit Agreement to, among other things: (i) increase the maximum aggregate borrowing amount available under the revolving credit facility from $8,000,000 to $12,000,000; (ii) increase the maximum aggregate borrowing amount, and the aggregate amount borrowed, under the term A loan to $6,000,000; (iii) extend the maturity of the term A loan from June 2021 to December 2022; (iv) provide a separate credit line for borrowings of up to an aggregate of $1,000,000 for capital expenditures until July 5, 2019, at which time any outstanding capital expenditure borrowings will be converted into a term loan maturing at the earlier of five years after such conversion or the termination of the revolving credit facility; and (v) add CAD as a borrower under the Credit Agreement. The obligations of the Company and other borrowers under the Credit Agreement are secured by a blanket lien on all of the assets of the Company and its subsidiaries. The Credit Agreement, as amended, also includes customary representations and warranties, reporting requirements and covenants. The financial covenants under the amended Credit Agreement include a minimum fixed charge coverage ratio, a revised maximum senior funded debt to EBITDA ratio and a new maximum total funded debt to EBITDA ratio.

In connection with the Transaction and the amendment to the Credit Agreement on July 5, 2018, the Company and First Francis Company Inc. (“First Francis”) entered into an amendment to the Promissory Note dated July 1, 2016 with original principal in the amount of $2,000,000, and an amendment to the Promissory Note dated July 1, 2016 with original principal in the amount of $2,768,662 (as amended, the “Promissory Notes”), each issued by the Company to First Francis. The Promissory Notes each were amended to increase the interest rate from 4.0% per annum to 6.25% per annum. In addition, the Promissory Note with original principal amount of $2,768,662 was amended to provide a conversion option commencing July 5, 2019 which allows First Francis to convert the Promissory Note, in whole in part with respect to a maximum amount of $648,000, into shares of the Company’s Class B common stock at the price of $6.48 per share (subject to adjustment), subject to shareholder approval. First Francis is owned by Edward Crawford and Matthew Crawford, who serve on the Board of Directors of the Company.

The foregoing description of the Credit Agreement and Promissory Notes is a summary and is qualified in its entirety by reference to the full text of such documents which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statement and Exhibits

(d)      Exhibits.

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated June 1, 2017, among Hickok Incorporated, Hickok Acquisition A LLC, Supreme Electronics Corp., Federal Hose Manufacturing LLC, Waekon Corporation, Hickok Operating LLC, CAD Enterprises, Inc. and JPMorgan Chase Bank, N.A., as amended July 5, 2018.

10.2

First Amendment to Promissory Note entered into as of July 5, 2018 between Hickok Incorporated and First Francis Company, Inc. with respect to Promissory Note in the original principal amount of $2,000,000.

10.3

First Amendment to Promissory Note entered into as of July 5, 2018 between Hickok Incorporated and First Francis Company, Inc. with respect to Promissory Note in the original principal amount of $2,768,662.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED
Date: July 11, 2018	/s/ Kelly J. Marek
Name: Kelly J. Marek
Its: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated June 1, 2017, among Hickok Incorporated, Hickok Acquisition A LLC, Supreme Electronics Corp., Federal Hose Manufacturing LLC, Waekon Corporation, Hickok Operating LLC, CAD Enterprises, Inc. and JPMorgan Chase Bank, N.A., as amended July 5, 2018.

10.2

First Amendment to Promissory Note entered into as of July 5, 2018 between Hickok Incorporated and First Francis Company, Inc. with respect to Promissory Note in the original principal amount of $2,000,000.

10.3

First Amendment to Promissory Note entered into as of July 5, 2018 between Hickok Incorporated and First Francis Company, Inc. with respect to the Promissory Note in the original principal amount of $2,768,662.

5